Exhibit 10.5

Execution Version

HC GROUP HOLDINGS II, LLC
prior to the consummation of the Debt Assumption, as the Initial Issuer,

BIOSCRIP, INC.
from and after the consummation of the Debt Assumption, as the Parent Issuer,

and

the ADDITIONAL ISSUERS and GUARANTORS party hereto from time to time

SENIOR SECURED SECOND LIEN PIK TOGGLE FLOATING RATE NOTES DUE 2027

NOTE PURCHASE AGREEMENT

DATED AS OF AUGUST 6, 2019

each of the GS PURCHASERS party hereto

and

each of the ARES PURCHASERS party hereto

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EXHIBITS:

A	Form of Indenture
B	Form of Solvency Certificate
C	Form of Counterpart for Additional Guarantors
D	Form of Counterpart for Additional Issuers
E	Form of Counterpart for Other [GS][Ares] Purchasers

SCHEDULES:

1A	Information Relating to the GS Initial Purchasers
1B	Information Relating to the Ares Initial Purchasers
3.1	Collateral Documents
4.6	Litigation
4.7	Ownership of Property, Liens
4.9	Taxes
4.11	Subsidiaries and Other Equity Investments

- iii -

This NOTE PURCHASE AGREEMENT is entered into as of August 6, 2019, by and among HC Group Holdings II, LLC (formerly known as Beta Sub, LLC), a Delaware limited liability company (“Merger Sub 2” through the consummation of the Merger, and immediately after the consummation of the Merger and the effectiveness of this Agreement until the consummation of the Debt Assumption, the “Initial Issuer”), BioScrip, Inc., a Delaware corporation (the “Company” and, upon the consummation of the Debt Assumption, the “Parent Issuer”), the Additional Issuers and Guarantors party hereto from time to time, each of the GS Purchasers party hereto and each of the Ares Purchasers party hereto.

The Initial Issuer has requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Section 3.1, the Initial Purchasers purchase the Initial Notes in the aggregate original principal amount of $400,000,000 on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1
DEFINITIONS AND ACCOUNTING TERMS

Section 1.1        Defined Terms. Capitalized terms used but not defined herein (including in the preamble above) have the meanings set forth in the Indenture. As used in this Agreement (including the preliminary statements above), the following terms shall have the meanings set forth below:

“Additional Guarantor” means any Subsidiary of any Issuer that executes a supplemental indenture to the Indenture pursuant to which such Subsidiary becomes a “Guarantor” for purposes of (and as defined in) the Indenture.

“Additional Issuer” means any Subsidiary of the Parent Issuer that executes a supplemental indenture to the Indenture pursuant to which such Subsidiary becomes a “Subsidiary Issuer” for purposes of (and as defined in) the Indenture.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” means this Note Purchase Agreement (including the schedules and exhibits attached hereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Annual Financial Statements” means the Beta Annual Financial Statements and the Omega Annual Financial Statements.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Purchaser, (b) an Affiliate of a Purchaser or (c) an entity or an Affiliate of an entity that administers, advises or manages a Purchaser.

“Ares Entity” means (a) each Ares Initial Purchaser and (b) each Other Ares Entity.

“Ares Initial Purchaser” means each of Ares Capital Management LLC and Ares Management LLC.

“Ares Purchaser” means (a) each Ares Initial Purchaser and (b) each Other Ares Purchaser.

“Attorney Costs” means all reasonable and documented in reasonable detail fees, expenses and disbursements of any law firm or other external legal counsel.

“Beta Annual Financial Statements” means the audited consolidated statements of operations, shareholders’ equity and cash flows of the Company for the fiscal years ended December 31, 2016, December 31, 2017, and December 31, 2018, and the related audited consolidated balance sheets as of the end of such fiscal years.

“Beta Quarterly Financial Statements” means the unaudited consolidated statement of operations of the Company for the fiscal quarters ending March 31, 2018, June 30, 2018, September 30, 2018 and March 31, 2019 and the related unaudited consolidated balance sheet as of the end of such fiscal quarters.

“Closing Date” means August 6, 2019.

“Closing Location” has the meaning set forth in Section 2.3(a)(i).

“Closing Payment” has the meaning set forth in Section 2.2(a).

“Control”, “Controlled” and “Controlling” have the meaning specified in the definition of “Affiliate.”

“Debt Fund Affiliate” means any bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which the Sponsor and investment vehicles managed or advised by the Sponsor that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, have fiduciary duties to the third-party investors in such fund or investment vehicle independent of their duties to the Issuers or the Sponsor and do not make investment decisions for such entity, but shall in any event exclude the Issuers and any of their respective Subsidiaries.

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“Disqualified Institutions” means (i) any competitors of the Sponsor, any Issuer, the Company and its Subsidiaries, or Walgreens Co. that have been specified in writing by the Parent Issuer or the Sponsor to the Purchasers (and any such entity’s Affiliates that are identified as such pursuant to this clause (i) or those that are clearly identifiable as such on the basis of their name (in each case, other than bona fide diversified debt funds)) (other than those excluded pursuant to clause (ii) hereof) and (ii) those particular banks, financial institutions, other institutional lenders and other Persons that have been specified in writing by the Parent Issuer or the Sponsor (a) to the Purchasers prior to March 14, 2019 or (b) as mutually agreed by the Parent Issuer and the Purchasers (and any such entity’s Affiliates that are identified as such pursuant to this clause (ii) or those that are clearly identifiable as such on the basis of their name); provided that any Person that is a purchaser, assignee, transferee or pledgee of, or participant in, the Notes or any beneficial interests therein and subsequently becomes a Disqualified Institution (but was not a Disqualified Institution at the time it became a purchaser, assignee, transferee or pledgee of, or participant in, the Notes or any beneficial interests therein) shall be deemed to not be a Disqualified Institution hereunder with respect to any Notes, participations, security interests or beneficial interests therein held by it prior to becoming a Disqualified Institution.

“DTC” has the meaning set forth in Section 2.3(a)(ii).

“DTC Agreement” means a letter of representations, dated on or before the Closing Date, between the Parent Issuer and the Depositary.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Note Parties directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, or (d) the Release or threatened Release of any Hazardous Materials, including, in each case, any such liability which any Note Party has retained either contractually or by operation of law.

“First Lien Credit Agreement” means the First Lien Credit Agreement dated as of August 6, 2019 (as it may be amended from time to time) and executed and delivered by the Initial Issuer, the Parent Issuer, each Guarantor party thereto, Bank of America, N.A. as administrative agent and each lender party thereto.

“Fund” means any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person)) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GS Entity” means (a) each GS Initial Purchaser and (b) each Other GS Entity.

“GS Initial Purchaser” means each of GS Mezzanine Partners VII, L.P., GS Mezzanine Partners VII Offshore, L.P., GS Mezzanine Partners VII Offshore Treaty, L.P., Broad Street Danish Credit Partners, L.P. and Broad Street Credit Holdings LLC.

“GS Purchaser” means (a) each GS Initial Purchaser and (b) each Other GS Purchaser.

“Indemnitees” has the meaning set forth in Section 8.2.

“Indenture” means the Indenture, dated as of the Closing Date, among the Initial Issuer, the Parent Issuer, the Subsidiary Issuers and Guarantors party thereto from time to time, the Trustee and the Collateral Agent, substantially in the form attached hereto as Exhibit A, as it may be amended, supplemented, restated or otherwise modified from time to time.

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“Information” has the meaning set forth in Section 9.5.

“Initial Notes” means the Notes issued on the Closing Date in the aggregate principal amount of $400,000,000.

“Initial Purchaser” means (a) each GS Initial Purchaser and (b) each Ares Initial Purchaser.

“IP Rights” has the meaning set forth in Section 4.15.

“Issuer” and “Issuers” shall mean the Initial Issuer, the Parent Issuer and any wholly-owned Domestic Subsidiary of the Parent Issuer that is treated as a corporation for U.S. federal tax purposes and that after the Closing Date becomes an Issuer in accordance with the terms of the Indenture and Section 7.4 hereof.

“Notes” means any notes authenticated and delivered under the Indenture. All Notes shall vote together as one series of Notes under the Indenture.

“OFAC” has the meaning set forth in Section 4.18(c).

“Omega Annual Financial Statements” means the audited consolidated statements of operations, shareholders’ equity and cash flows of Omega III for the fiscal years ended December 31, 2016, December 31, 2017, and December 31, 2018, and the related audited consolidated balance sheets as of the end of such fiscal years.

“Omega Quarterly Financial Statements” means the unaudited consolidated statement of operations of Omega III for the fiscal quarters ending March 31, 2018, June 30, 2018, September 30, 2018 and March 31, 2019 and the related unaudited consolidated balance sheet as of the end of such fiscal quarters.

“Other Ares Entity” means (a) each affiliated investment entity and/or other affiliate of Ares Capital Management LLC and (b) each fund, investor, entity or account that is managed, sponsored or advised by Ares Capital Management LLC or its affiliates.

“Other Ares Purchaser” means each Other Ares Entity that executes a counterpart to this Agreement pursuant to Section 9.4(c) (or otherwise becomes a Beneficial Owner of Notes) or to which any Notes (or beneficial interests therein) or commitments to purchase Notes (or beneficial interests therein) are transferred or assigned.

“Other GS Entity” means (a) each affiliated investment entity and/or other affiliate of Goldman Sachs & Co. LLC and (b) each fund, investor, entity or account that is managed, sponsored or advised by Goldman Sachs & Co. LLC or its affiliates.

“Other GS Purchaser” means each Other GS Entity that executes a counterpart to this Agreement pursuant to Section 9.4(b) (or otherwise becomes a Beneficial Owner of Notes) or to which any Notes (or beneficial interests therein) or commitments to purchase Notes (or beneficial interests therein) are transferred or assigned.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by any Note Party (for any current or former employee or other service provider to any Note Party) or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan Asset Regulation” has the meaning set forth in Section 5.1(vi).

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Proceeding” has the meaning set forth in Section 8.2.

“Projections” has the meaning set forth in Section 6.1(a)(i).

“Purchaser” means (a) each GS Purchaser and (b) each Ares Purchaser.

“Purchaser Agent” has the meaning set forth in Section 9.19.

“Qualified Institutional Buyer” means any Person that is a “qualified institutional buyer” as such term is defined in Rule 144A.

“Quarterly Financial Statements” means the Beta Quarterly Financial Statements and the Omega Quarterly Financial Statements.

“Related Indemnified Person” of an Indemnitee means (1) any Controlling Person or Controlled Affiliate of such Person, (2) the respective directors, officers, or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates and (3) the respective agents or representatives of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such Indemnitee, such Controlling Person or such Controlled Affiliate; provided that each reference to a Controlled Affiliate, director, officer or employee in this definition pertains to a Controlled Affiliate, director, officer or employee involved in the negotiation, syndication, administration or enforcement of this Agreement and the Notes.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment.

“Representatives” has the meaning set forth in Section 9.5.

“Securities” means the Notes and the Note Guarantees, collectively.

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“Solvent” means, with respect to the Parent Issuer and its Subsidiaries on the Closing Date, after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection therewith, that on such date (a) the sum of the debt (including contingent liabilities) of the Parent Issuer and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Parent Issuer and its Subsidiaries, taken as a whole; (b) the capital of the Parent Issuer and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Parent Issuer and its Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (c) the Parent Issuer and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Merger Agreement Representations” means the representations and warranties made by or with respect to the Company in the Merger Agreement as are material to the interests of the Purchasers, but only to the extent that the Purchaser (as defined in the Merger Agreement) (or its Affiliates) has the right (determined without regard to any notice provisions but taking into account any applicable cure provisions) pursuant to the Merger Agreement to terminate its (or their) obligations to consummate the Merger (or the right pursuant to the Merger Agreement to decline to consummate the Merger) as a result of a breach of such representations and warranties.

“Specified Representations” means those representations and warranties made by the Note Parties in Sections 4.1(a) (only with respect to organizational existence of the Note Parties), 4.1(b), 4.2(a), 4.2(b)(i) (limited to any contravention arising out of the execution, delivery and performance of the Notes Documents), 4.4, 4.12, 4.16, 4.18(a)(ii), 4.18(b), 4.18(c)(ii) and 4.19 (subject to the proviso at the end of Section 3.1(a)).

“Third Party Beneficiaries” has the meaning set forth in Section 9.4.

Sections 1.02 through 1.09 of the Indenture shall apply to this Agreement and the provisions set forth herein mutatis mutandis.

Article 2
AUTHORIZATION AND ISSUANCE OF INITIAL NOTES

Section 2.1         Authorization of Issue.

Simultaneous with or prior to the execution and delivery of this Agreement, the Initial Issuer will authorize the issuance and sale of the Initial Notes. The Initial Notes shall be in the form specified in the Indenture.

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Section 2.2         Sale and Purchase of the Initial Notes.

(a)       Subject to the terms and conditions herein set forth, each Initial Purchaser, severally but not jointly, will purchase from the Initial Issuer, and the Initial Issuer will issue and sell to such Initial Purchaser, on the Closing Date, Initial Notes in the principal amount set forth opposite such Initial Purchaser’s name on Schedules 1A and 1B hereto, at a purchase price of 100% of the principal amount thereof net of the Closing Payment. For purposes of this Agreement, “Closing Payment” shall mean, with respect to each Initial Purchaser, the amount set forth opposite such Initial Purchaser’s name on Schedules 1A and 1B hereto in the column under the caption “Closing Payment.”

(b)       The obligations of each of the Initial Purchasers to purchase and pay for Initial Notes hereunder are several and not joint. No Initial Purchaser shall have any liability to any Person for the performance or non-performance by any other Initial Purchaser in connection therewith.

(c)       Each of the parties hereto agrees, except to the extent otherwise required by applicable law, (i) to treat the Initial Notes as “variable rate debt instruments” within the meaning of Treasury Regulation 1.1275-5(a), that have been issued with “original issue discount” for United States federal income tax purposes in an amount that includes the portion of the stated interest not constituting “qualified stated interest” under Treasury Regulation 1.1273-1, and to report the sale, purchase and holding of the Initial Notes for United States federal and any state or local tax purposes in a manner consistent with the foregoing, (ii) in addition to treat for all U.S. federal income and applicable state and local income tax purposes, the Closing Payment as a U.S. Dollar-denominated amount giving rise to a U.S. Dollar-denominated reduction in the “issue price” or purchase price paid by the relevant Initial Purchaser for the Initial Notes (as determined for U.S. federal income tax purposes); (iii) to the extent applicable, when reporting the funding and ownership of the applicable instrument for U.S. federal income and applicable state and local income tax purposes, to do so in a manner consistent with the foregoing clauses (i) and (ii); and (iv) to take no position inconsistent with the foregoing clauses (i), (ii) and (iii) in their dealings with U.S. federal income and applicable state and local income tax authorities.

Section 2.3        Closing.

(a)       Closing of the Initial Notes.

(i)       The sale and purchase of the Initial Notes shall occur at the offices of Kirkland & Ellis LLP, Chicago, Illinois (the “Closing Location”) on the Closing Date.

(ii)       The Initial Notes to be purchased hereunder by each Initial Purchaser will be represented by one or more definitive Global Notes in book-entry form which will be deposited by or on behalf of the Initial Issuer with The Depository Trust Company (“DTC”) or its designated custodian. On the Closing Date, the Initial Issuer will deliver the Initial Notes purchased hereunder to the Initial Purchasers by causing DTC to credit the applicable Initial Notes to the applicable DTC account or accounts, against payment by the Persons to whom delivery is made, of the purchase price therefor (as provided in Section 2.2, which is equal to, with respect to each Initial Purchaser, the principal amount of the Initial Notes being purchased by such Initial Purchaser, net of the applicable Closing Payment), by wire transfer in federal (same day) funds to such bank account or accounts as the Initial Issuer may request in writing at least one Business Day prior to the Closing Date. The certificates for the Notes purchased pursuant to this Agreement shall be in denominations permitted by the Indenture and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection at the Closing Location on the Business Day preceding the Closing Date.

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(b)       Failure to Deliver Initial Notes. If, at the Closing Date, the Initial Issuer shall fail to deliver the Initial Notes purchased hereunder to each Initial Purchaser as provided in this Section 2.3 or any of the conditions specified in Article 3 shall not have been fulfilled to the Initial Purchasers’ reasonable satisfaction or waived, then each Initial Purchaser as to which the Initial Issuer shall have failed to deliver the Initial Notes or the conditions shall not have been fulfilled to such Initial Purchaser’s reasonable satisfaction or waived, shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Initial Purchaser may have by reason of such failure or such non-fulfillment.

Article 3
CONDITIONS PRECEDENT TO ISSUANCE OF INITIAL NOTES

Section 3.1       Conditions to Issuance of the Initial Notes. The obligation of the Initial Purchasers to purchase the Initial Notes hereunder on the Closing Date is subject to satisfaction (or waiver by the Initial Purchasers) of each of the following conditions precedent:

(a)       The Initial Purchasers’ receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Note Party:

(i)          executed counterparts of this Agreement and the Indenture;

(ii)         the definitive Global Notes to be delivered on the Closing Date;

(iii)        a copy of the charter or certificate of formation (or the equivalent thereof) of each Note Party certified by the secretary of state of the state of formation, if applicable, of such Note Party and the other Organization Documents of each Note Party;

(iv)        subject to the proviso at the end of this Section 3.1(a), each Collateral Document and each other document set forth on Schedule 3.1 required to be executed on the Closing Date as indicated under such Schedule 3.1, in each case duly executed by each Note Party thereto, together with:

a.       evidence reasonably satisfactory to the Initial Purchasers that the Initial First Lien Agent shall have received certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank;

b.       evidence of all other actions, recordings and filings required by the Notes Documents that the Initial Purchasers may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Initial Purchasers ; and

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c.       proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

d.       a customary DTC letter of representations and customary Trustee authentication order;

(v)         such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Note Party, certificates of resolutions or other action and incumbency certificates evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Notes Documents to which such Note Party is a party or is to be a party on the Closing Date;

(vi)        customary opinions from Kirkland & Ellis LLP, and Taft, Stettinius & Hollister LLP, counsel to the Note Parties;

(vii)       a solvency certificate from the chief financial officer of the Parent Issuer (after giving effect to the Transactions) substantially in the form of Exhibit B hereto; and

(viii)      an officers certificate of the Parent Issuer dated as of the Closing Date, certifying that the conditions set forth in Sections 3.1(c) and (d) (solely with respect to the Specified Representations) have been satisfied;

provided, however, that each of the requirements set forth in clause (iv) above, including the delivery of documents and instruments necessary to satisfy the Collateral and Guarantee Requirement (except for the execution and delivery of the Security Agreement and to the extent that a Lien on the Collateral may be perfected solely by (x) the filing of a financing statement under the Uniform Commercial Code or (y) the delivery of stock certificates or other certificates, if any, representing the Equity Interests of the Issuers and the Guarantors required to be pledged pursuant to the Collateral and Guarantee Requirement to the extent (i) possession of such stock certificates or other certificates perfects a security interest therein and (ii) other than in the case of stock certificates or other equity certificates representing Equity Interests of the Initial Issuer, such stock certificates or other certificates have been received from the Company after the Initial Issuer’s use of commercially reasonable efforts to receive such documents and instruments) shall not constitute conditions precedent to the purchase of the Initial Notes on the Closing Date after the Initial Issuer’s use of commercially reasonable efforts to satisfy such requirement on or prior to the Closing Date without undue burden or expense; provided that the Parent Issuer shall deliver, or cause to be delivered, such search results, documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests in accordance with Section 3.19 of the Indenture.

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(b)       Payment of all fees, Closing Payments and expenses required to be paid hereunder and due to the Initial Purchasers, and in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Issuers), required to be paid on the Closing Date.

(c)       Prior to or substantially concurrently with the purchase of the Initial Notes on the Closing Date, the Merger shall be consummated in all material respects pursuant to the Merger Agreement (but without giving effect to any amendments or modifications to the provisions thereof or express waivers or consents thereto that, in each case, are materially adverse to the interests of the Initial Purchasers without the consent of the Initial Purchasers, such consent not to be unreasonably withheld, conditioned or delayed (it being understood and agreed that (i) any change in the Merger Consideration (as defined in the Merger Agreement) shall be deemed not to be adverse to the interests of the Initial Purchasers and (ii) any adverse modification to the definition of Beta Material Adverse Effect (or adverse express waiver or express consent in respect of the definition of Beta Material Adverse Effect) without the prior written consent of the Initial Purchasers (such consent not to be unreasonably withheld, delayed or conditioned) shall be deemed to be materially adverse to the interests of the Initial Purchasers); provided that in each case the Initial Purchasers shall be deemed to have consented to such modification, amendment, waiver or consent unless they shall have objected thereto within 3 Business Days of receipt of written notice of such modification, amendment, consent or waiver.

(d)       The Specified Merger Agreement Representations and the Specified Representations shall be true and correct in all material respects.

(e)       The Initial Purchasers shall have received the Annual Financial Statements and Quarterly Financial Statements.

(f)       The Initial Purchasers shall have received the Pro Forma Balance Sheet.

(g)       So long as requested at least ten (10) business days prior to the Closing Date, (x) the Initial Purchasers and the Trustee shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information with respect to the Issuers and the Guarantors that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act and (y) any Note Party that qualifies as a “legal entity customer,” under the Beneficial Ownership Regulation shall deliver, at least two (2) Business Days prior to the Closing Date, a beneficial ownership certificate to the Initial Purchasers, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association, in relations to such Note Party.

(h)       Since March 14, 2019, there shall not have been a Beta Material Adverse Effect.

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(i)       The ABL Intercreditor Agreement and the Second Lien Intercreditor Agreement shall have been executed by the Note Parties party thereto.

(j)       The Initial Purchasers shall have received a copy of the First Lien Credit Agreement and the ABL Credit Agreement.

(k)       Prior to or substantially concurrently with the issuance, sale and purchase of the Notes on the Closing Date, the Closing Date Refinancing shall have been consummated.

(l)       The Initial Notes issued in the form of Global Notes shall be eligible for clearance and settlement through the facilities of DTC.

For purposes of determining compliance with the conditions specified in this Section 3.1, each Initial Purchaser that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or deemed acceptable or satisfactory to an Initial Purchaser.

Article 4
REPRESENTATIONS AND WARRANTIES

Each Issuer and each of the Guarantors party hereto represents and warrants to the Initial Purchasers on and as of the Closing Date (provided that (x) the only representations and warranties under this Article 4 the accuracy of which shall be a condition precedent under Section 3.1 to the issuance, sale and purchase of the Initial Notes on the Closing Date shall be the Specified Representations and (y) for purposes of the making of the representations and warranties in this Article 4 on the Closing Date, all references in this Article 4 to the Note Parties (or any of them) or the Restricted Subsidiaries or Subsidiaries of the Parent Issuer (or any of them) shall in each case be references to such Persons after giving effect to the Transactions) that:

Section 4.1       Existence, Qualification and Power; Compliance with Laws. Each Note Party and each Restricted Subsidiary that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation (to the extent such concept exists in such jurisdiction), (b) in the case of the Note Parties, has all requisite corporate power, limited liability power or other organizational power and authority to execute, deliver and perform its obligations under the Notes Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification, (d) is in compliance with all applicable Laws (including the United States Foreign Corrupt Practices Act of 1977, as amended), orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Parent Issuer), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 4.2        Authorization; No Contravention. The execution, delivery and performance by each Note Party of each Notes Document to which such Person is a party (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) result in any breach or contravention of, or the creation of, any Lien upon any of the property or assets of such Note Party (other than as permitted by Section 4.01 of the Indenture), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any Law; except with respect to any breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

Section 4.3       Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, notice to, or filing with any Governmental Authority is necessary or required in connection with the execution, delivery or performance by or enforcement by the Initial Purchasers or the Trustee of their respective rights under the Notes Documents against, any Note Party of this Agreement or any other Notes Document, the grant by any Note Party of the Liens granted by it pursuant to the Collateral Documents, the perfection (if and to the extent required by the Collateral and Guarantee Requirement) or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or the exercise by the Initial Purchasers or the Trustee of their respective rights under the Notes Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Note Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.4       Binding Effect. This Agreement and each other Notes Document has been duly executed and delivered by each Note Party that is party thereto. This Agreement and each other Notes Document constitutes a legal, valid and binding obligation of such Note Party, enforceable against each Note Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing and (ii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

Section 4.5       Financial Statements; No Material Adverse Effect.

(a)       As of the Closing Date, the Pro Forma Balance Sheet, a copy of which has heretofore been furnished to the Initial Purchasers, has been prepared in good faith, based on assumptions believed by the Issuers to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Parent Issuer and its Subsidiaries as at March 31, 2019 (it being understood and agreed that such Pro Forma Balance Sheet need not be prepared in compliance with Regulation S-X of the Securities Act or include adjustments for purchase or recapitalization accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R))).

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(b)       Since the Closing Date, there has been no event, circumstance or change, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.6       Litigation. Except as set forth on Schedule 4.6, (a) there are no actions, suits or proceedings, pending, or (b) to the knowledge of the Parent Issuer, there are no actions, suits, proceedings, claims or disputes overtly threatened in writing, in each case of clauses (a) and (b), at law, in equity, in arbitration or before any Governmental Authority, by or against any Issuer or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.7      Ownership of Property; Liens. Each of the Issuers and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 4.7 and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 4.01 of the Indenture and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.8       Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)       each Note Party and its respective properties and operations are and have been in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Note Parties;

(b)       the Note Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Note Parties nor any Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of any Issuer, threatened in writing, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Note Parties;

(c)       there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the Note Parties, or, to the knowledge of any Issuer, Real Property formerly owned, operated or leased by any Note Party or arising out of the conduct of the Note Parties, in any case, that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup under Environmental Laws or could reasonably be expected to result in the Issuers or any other Note Party incurring liability under Environmental Laws; and

(d)       there are no existing facts, circumstances or conditions arising out of or relating to the operations of the Note Parties or Real Property or facilities owned, operated or leased by any of the Note Parties or, to the knowledge of any Issuer, Real Property or facilities formerly owned, operated or leased by the Note Parties that could reasonably be expected to result in the Issuers or any other Note Party incurring liability under Environmental Laws.

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Section 4.9       Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Issuers and the Restricted Subsidiaries have timely filed all tax returns required to be filed by them, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax deficiency or assessment known to any Note Parties against the Note Parties or their Restricted Subsidiaries that, if made, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No written adjustment relating to any such returns and involving a material amount of tax has been proposed or otherwise assessed by a taxing authority, and there are no pending audits, proceedings or actions related to the assessment or collection of taxes against any Note Party that could, individually or in the aggregate, in each case, reasonably be expected to have a Material Adverse Effect.

Section 4.10     ERISA Compliance.

(a)       Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and other applicable federal or state Laws.

(b)       (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Note Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due but not delinquent under Section 4007 of ERISA); (iii) neither any Note Party, Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iv) to the knowledge of the Issuers, neither any Note Party, nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses of this Section 4.10(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 4.11     Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the Transactions), no Note Party has any Material Subsidiaries other than those specifically disclosed on Schedule 4.11 (it being understood that the disclosure of any Subsidiary on Schedule 4.11 shall not be an admission that such Subsidiary is a Material Subsidiary), and all of the outstanding Equity Interests owned by the Note Parties (or a Subsidiary of any Note Party) in such Material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Note Party (or a Subsidiary of any Note Party) in such Material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 4.01 of the Indenture.

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Section 4.12     Margin Regulations; Investment Company Act.

(a)       Each Issuer is not and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Initial Notes will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b)       None of the Issuers or any Guarantor is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 4.13     Disclosure.

(a)       As of the Closing Date, no written report, financial statement, certificate or other written information furnished by or on behalf of the Initial Issuer concerning Omega Parent, the Company or their respective Subsidiaries or the Transactions (other than projected financial information, pro forma financial information, budgets, estimates, other forward looking statements and information of a general economic or industry nature) to any Initial Purchaser in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Notes Document (as modified or supplemented by other information so furnished) when taken as a whole and as supplemented contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to written projected financial information and pro forma financial information, furnished by or on behalf of the Initial Issuer on or prior to the Closing Date concerning the Company and its Subsidiaries or the Transactions, the Initial Issuer represents, as of the Closing Date, that such written information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was furnished to the Initial Purchasers (it being understood that (i) such projected financial information and pro forma financial information are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies many of which are beyond the control of the Parent Issuer and its Subsidiaries and (ii) no assurance can be given that any particular financial projections will be realized, and that actual results during the period or periods covered by any such written projected financial information and pro forma financial information may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized).

(b)       As of the Closing Date, the information included in the beneficial ownership certification delivered pursuant to Section 3.1(g) is true and correct in all material respects.

Section 4.14     Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Issuer or any of its Restricted Subsidiaries pending or, to the knowledge of the Issuers, overtly threatened and (b) each Issuer and each of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.

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Section 4.15    Intellectual Property; Licenses; Etc. The Issuers and the Restricted Subsidiaries own, license or otherwise possess the right to use (free and clear of all Liens, except for the Liens permitted by Section 4.01 of the Indenture) all of the intellectual property rights, including without limitation, trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights, works of authorship, trade secrets, all registrations and applications related to any of the above, and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted, except to the extent the absence of such IP Rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Issuer, the operation of the respective businesses of the Issuers and the Restricted Subsidiaries as currently conducted does not infringe upon any IP Rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights is pending or, to the knowledge of any Issuer, overtly threatened in writing against any Note Party or any of the Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.16    Solvency. On the Closing Date, after giving effect to the Transactions, the Parent Issuer and the Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 4.17     [Reserved].

Section 4.18     USA Patriot Act; FCPA; OFAC.

(a)       To the extent applicable, each of the Guarantors, the Issuers and the Restricted Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act, solely for purposes of Section 3.1 to the extent a breach or violation of the representation in this clause (ii) would reasonably be expected to result in a Material Adverse Effect.

(b)       No part of the proceeds of the Initial Notes will be used by the Guarantors, the Issuers or any Restricted Subsidiaries, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c)       (i) None of the Guarantors, the Issuers or any Restricted Subsidiary nor, to the knowledge of any Issuer, any director or officer of any Guarantor, Issuer or Restricted Subsidiary is currently the subject of any U.S. sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), and (ii) none of the Guarantors, Issuers or any Restricted Subsidiary will directly or indirectly knowingly use the proceeds of the Initial Notes or otherwise knowingly make available such proceeds to any Person, for the purpose of financing the activities of any Person, or in any country or territory that, at the time of such financing, is the subject of any U.S. sanctions program administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

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Section 4.19     Collateral Documents.

Except as otherwise contemplated hereby or under any other Notes Documents and subject to the limitations set forth in the Collateral and Guarantee Requirement, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to the Initial First Lien Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Trustee for the benefit of the Secured Parties, except as otherwise provided hereunder or pursuant to the applicable Notes Documents, including subject to Liens permitted by Section 4.01 of the Indenture, a legal, valid, enforceable and perfected Lien on all right, title and interest of the respective Note Parties in the Collateral described therein.

Notwithstanding anything herein (including this Section 4.19) or in any other Notes Document to the contrary, neither the Issuers nor any other Note Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Guarantor, or as to the rights and remedies of the Trustee with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 3.15 or 3.19 of the Indenture or Section 3.1(a)(iv) hereof, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 3.1(a)(iv).

Section 4.20      Private Offering; No Integration or General Solicitation. (a) Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Article 5, it is not necessary in connection with the offer and sale of the Securities on the Closing Date to the Initial Purchasers in the manner contemplated by this Agreement, to register the Securities issued on the Closing Date under the Securities Act or to qualify an indenture relating to the Initial Notes under the Trust Indenture Act of 1939.

(b)       None of the Issuers or their Affiliates or any Person acting on any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Issuers make no representation or warranty) directly or indirectly, has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Securities issued on the Closing Date and require the Securities issued on the Closing Date to be registered under the Securities Act. None of the Issuers or their Affiliates or any Person acting on any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Issuers make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities issued on the Closing Date. With respect to the Securities issued on the Closing Date, if any, sold in reliance upon the exemption afforded by Regulation S: (i) none of the Issuers or their Affiliates or any Person acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Issuers and their Affiliates or any Person acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

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(c)       The Securities issued on the Closing Date are eligible for resale pursuant to Rule 144A and will not, at the Closing Date, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

Article 5
REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS

Section 5.1       Securities Representations. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Issuers as of the Closing Date that:

(i)           It is either: (A) a Qualified Institutional Buyer, (B) an institutional accredited investor (as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or (C) a non-U.S. Person (as such term is defined in Regulation S under the Securities Act) and will not acquire the Securities for the account or benefit of any U.S. Person;

(ii)          It is acquiring the Securities for its own account, for investment purposes only and not with a view to any distribution thereof that would not otherwise comply with the Securities Act;

(iii)         It (A) understands that the Securities have not been registered under the Securities Act and that the Securities are being issued by the Issuers in transactions exempt from the registration requirements of the Securities Act and (B) agrees that neither all nor any part of the Securities may be offered or sold except pursuant to effective registration statements under the Securities Act or pursuant to applicable exemptions from registration under the Securities Act and in compliance with applicable state laws;

(iv)         It understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Initial Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

(v)          Except as disclosed, it did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to the Initial Purchasers (it being understood and agreed that the Closing Payments do not constitute fees or commissions);

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(vi)         The source of funds to be used by such Initial Purchaser to pay the purchase price of the Securities does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of “plan assets” of employee benefit plans or plans as defined in Department of Labor regulation Section 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”). As used in this clause (vi), the term “employee benefit plan” shall have the meaning assigned to such term in Article 33 of ERISA, and the term “plan” shall have the meaning assigned thereto in Section 4975(e)(1) of the Code;

(vii)        It either (A) is, and for so long as it holds any Securities, will be, a “venture capital operating company” or wholly owned by a “venture capital operating company” or (B) does not have, and for so long as it holds any Securities, will not have, “significant equity participation” by benefit plan investors pursuant to the Plan Asset Regulation. The term “venture capital operating company” shall have the meaning assigned to such term in the Plan Asset Regulation; and

(viii)       The GS Purchasers will provide written notice (which notice may be given by email) to the Parent Issuer within 15 days of the occurrence of the GS Disposition Date, and the Ares Purchasers will provide written notice (which notice may be given by email) to the Parent Issuer within 15 days of the occurrence of the Ares Disposition Date.

Article 6
COVENANTS TO PROVIDE INFORMATION

Section 6.1       Reports to Purchasers.

In addition to the information and inspection rights provided for in the Indenture, the Parent Issuer covenants and agrees with each Purchaser that the Parent Issuer shall:

(a)        furnish to the Purchasers:

(i)       within ninety (90) days after the end of each fiscal year of the Parent Issuer (beginning with the fiscal year ended December 31, 2019), a reasonably detailed consolidated budget for the then-current fiscal year as customarily prepared by management of the Parent Issuer for their internal use (including a projected consolidated balance sheet of the Parent Issuer and its Restricted Subsidiaries as of the end of such fiscal year and the related consolidated statements of projected cash flow and income for such fiscal year and a summary of the material underlying assumptions applicable thereto (the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Issuers to be reasonable at the time such Projections were furnished to the Purchasers, it being understood that such Projections are not to be viewed as facts or as a guarantee of performance or achievement of any particular results, are subject to significant uncertainties and contingencies many of which are beyond the control of the Parent Issuer and its Restricted Subsidiaries, and that actual results may vary from such Projections and that such variations may be material and that no assurance can be given that the projected results will be realized; and

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(ii)       promptly, such additional information regarding the business, legal, financial or corporate affairs of the Note Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Notes Documents, as the Purchasers may from time to time reasonably request.

Article 7
OTHER COVENANTS

The Parent Issuer covenants and agrees (and each other Note Party to the extent such covenant is applicable to it covenants and agrees) with each Purchaser that (i) in the case of Section 7.2, for so long as the Sell-Down Date has not occurred and (ii) in the case of Sections 7.1, 7.3 and 7.4, for so long as any GS Entity or Ares Entity Beneficially Owns any Notes (but subject to any limitations set forth therein), as follows:

Section 7.1       DTC Eligibility. From and after the Closing Date, the Parent Issuer will use its commercially reasonable efforts, upon issuance thereof and while outstanding, to ensure that the Notes be eligible for clearance and settlement through the facilities of the DTC, and to cause the Notes to be evidenced by one or more Global Notes to be issued in the name of Cede & Co., as nominee for the DTC, pursuant to the DTC Agreement and do all other things necessary and appropriate to give effect to the foregoing provisions.

Section 7.2      Inspection Rights. The Parent Issuer shall, and shall cause the Restricted Subsidiaries to, permit representatives and independent contractors of the Purchasers to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the Board of Directors of such Note Party or such Restricted Subsidiary), and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Issuers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Issuers; provided that only the Purchasers may exercise rights under this Section 7.2 and the Purchasers shall not exercise such rights more often than one time during any calendar year and such time shall be at the Issuers’ reasonable expense and any such exercise shall require the consent of both the GS Purchasers and the Ares Purchasers; provided, further, that during the continuance of an Event of Default, the Purchasers (or any of their respective representatives or independent contractors), may do any of the foregoing at the expense of the Parent Issuer at any time during normal business hours and upon reasonable advance notice. The Purchasers shall give the Issuers the opportunity to participate in any discussions with the Issuers’ independent public accountants. Notwithstanding anything to the contrary in this Section 7.2, the Issuers will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Purchasers (or their respective representatives or contractors) is prohibited by Law, fiduciary duty or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

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Section 7.3       Additional Guarantors. The Note Parties will cause each Additional Guarantor to execute a counterpart to this Agreement in the form attached hereto as Exhibit C and to deliver such counterpart to the Purchasers substantially concurrently with execution of such Additional Guarantor of the supplemental indenture pursuant to which it shall have become an Additional Guarantor.

Section 7.4      Additional Issuer. The Note Parties will cause each Additional Issuer to execute a counterpart to this Agreement in the form attached hereto as Exhibit D and to deliver such counterpart to the Purchasers substantially concurrently with execution of such Additional Issuer of the supplemental indenture pursuant to which it shall have become an Additional Issuer.

Article 8
EXPENSES AND INDEMNIFICATION

Section 8.1       Expenses. The Issuers agree (a) if the Closing Date occurs (x) to pay or reimburse the Purchasers for such out-of-pocket costs and expenses as shall have been separately agreed upon in writing and (y) to pay or reimburse the Purchasers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Notes Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including, in each case, all Attorney Costs, which shall be limited to (i) (A) prior to the GS Disposition Date, Milbank LLP for the GS Purchasers and their Affiliates and, prior to the Ares Disposition Date, Proskauer Rose LLP for the Ares Purchasers and their Affiliates and (B) after the Sell-Down Date, one primary counsel to the Purchasers (taken as a whole) plus, at any time, one local counsel, if necessary, in any relevant jurisdiction material to the interests of the Purchasers taken as a whole, in each case excluding allocated costs of in-house counsel and (ii) in the case of other consultants and advisors, the fees and expenses of such persons approved by the Issuers and (b) after the Closing Date, to pay or reimburse the Purchasers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or protection of any rights or remedies under this Agreement or the other Notes Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including (i) all respective Attorney Costs, which shall be limited to Attorney Costs of Milbank LLP for the GS Purchasers and their Affiliates and Proskauer Rose LLP for the Ares Purchasers and their Affiliates and one local counsel, if necessary, in any relevant jurisdiction material to the interests of the Purchasers taken as a whole and, solely in the case of an actual conflict of interest, one additional counsel in each relevant material jurisdiction to the similarly situated Persons taken as a whole and (ii) in the case of other consultants or advisors, the fees and expenses of such persons approved by the Issuers). The agreements in this Section 8.1 shall survive the termination of repayment, satisfaction or discharge of all other Secured Obligations. All amounts due under this Section 8.1 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided that, with respect to the Closing Date, all amounts due under this Section 8.1 shall be paid on the Closing Date solely to the extent invoiced to the Issuers at least three (3) Business Days prior to the Closing Date (or such later date as the Issuers may agree in their sole discretion). For the avoidance of doubt, this Section 8.1 shall not apply to Taxes, except any Taxes that represent costs and expenses arising from any non-Tax claim.

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Section 8.2       Indemnification by the Issuers. The Issuers shall indemnify and hold harmless each Purchaser and their respective Affiliates and controlling Persons, and their respective directors, officers, employees, advisors, agents and other representatives of each of the foregoing and their respective successors and permitted assigns (collectively, the “Indemnitees”) from and against any and all actual losses, claims, damages, liabilities and expenses (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole) and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Purchasers, and solely in the case of an actual conflict of interest, one additional counsel in each relevant material jurisdiction to the affected Indemnitees similarly situated), in each case except allocated costs of in-house counsel, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Notes Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the Notes or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Note Parties or any Subsidiary, or any Environmental Liability of or relating to the Note Parties or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Issuers or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses resulted from (w) the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee or of any of its Related Indemnified Persons, as determined by a final non-appealable judgment of a court of competent jurisdiction, (x) a material breach of any obligations under any Notes Document by such Indemnitee or of any of its Related Indemnified Persons, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) any dispute solely among Indemnitees other than any claims arising out of any act or omission of the Issuers or any of their Affiliates or (z) settlements effected without the Issuers’ prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with Issuers’ written consent, or if there is a final judgment against an Indemnitee, the Issuers shall indemnify and hold harmless such Indemnitee to the extent and the manner set forth above. In case any Proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Parent Issuer of the commencement of any such Proceeding; provided, however, that the failure so to notify the Parent Issuer will not relieve the Issuers from any liability to such Indemnitee pursuant to this Section 8.2. Each applicable Indemnitee (by accepting the benefits hereof) agrees to refund and return any and all amounts paid by or on behalf of the Issuers (or any other Note Party) to such Indemnitee, in each case, pursuant to the terms of this paragraph to the extent such Indemnitee is not entitled to the payment thereof pursuant to the terms of this paragraph, as determined by a final non-appealable judgment of a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for direct (as opposed to indirect, special, punitive or consequential) damages resulting from the gross negligence, bad faith, fraud or willful misconduct, or material breach of this Agreement or the other Notes Documents, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of any such Indemnitee), nor shall any Indemnitee, Related Indemnified Person, Note Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Notes Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Note Party, in respect of any such obligations, liabilities, losses, damages, penalties, demands, actions, judgments, suits, costs, disbursements, claims or expenses incurred or paid or required to be paid by an Indemnitee to a third party (including another Indemnitee)). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Note Party, any Subsidiary of any Note Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Notes Documents are consummated. All amounts due under this Section 8.2 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request). The agreements in this Section 8.2 shall survive the repayment, satisfaction or discharge of all the Secured Obligations. For the avoidance of doubt, this Section 8.2 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

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Section 8.3       Survival. The obligations of each of the parties under this Article 8 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Notes Document and the termination of this Agreement and the termination of any of the other Notes Documents.

Article 9
MISCELLANEOUS

Section 9.1       Amendments, Waivers and Consents. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with the written consent of the Issuers and the Purchasers. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant or agreement not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term “Agreement” and references thereto shall mean this Agreement as it may from time to time be amended, supplemented or modified.

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Section 9.2       Notices and Other Communications; Facsimile Copies.

Any notice, request, direction, consent or communication made pursuant to the provisions of this Agreement shall be in writing and delivered in person, sent by facsimile, sent by electronic mail in pdf format, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

(i)       if to the Issuer, to it at:

HC Group Holdings II, LLC
c/o Option Care Infusion Services, Inc.
3000 Lakeside Dr.
#300N
Bannockburn, Illinois 60015
Attention: Michael Shapiro

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, Illinois 60654
Attention: Michael D. Wright

(ii)       if to any GS Purchaser or its nominee, to such GS Purchaser or its nominee at the address specified in Schedule 1A, with copies (which copies shall not constitute notice) to:

Milbank LLP
55 Hudson Yards
New York, New York 10001
Attention: Ben Miles

(iii)       if to any Ares Purchaser or its nominee, to such Ares Purchaser or its nominee at the address specified in Schedule 1B, with copies (which copies shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, New York, 10036

Attention: Justin Breen

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or at such other address as any Purchaser or its nominee shall have specified to the Parent Issuer in writing.

Any notice or communication to the Issuers, the Guarantors or the Purchasers shall be deemed to have been given or made as of the date so delivered if personally delivered or if delivered electronically, in pdf format; when receipt is acknowledged, if telecopied; and seven calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). As agreed to among the Issuers and the Purchasers, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Section 9.3       No Waiver.

No failure by any Purchaser to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Notes Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Notes Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 9.4       Benefit of Agreement and Assignments.

(a)       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Issuer may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Purchasers (and any attempted assignment or transfer by any Issuer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person that is not a party hereto any legal or equitable right, remedy or claim under or by reason of this Agreement (other than Indemnitees and each of their respective successors and permitted assigns (collectively, “Third Party Beneficiaries”)). For the avoidance of doubt, any Holder of Notes or holder of beneficial interest therein that, in each case, is not a Purchaser or otherwise party hereto or a Third Party Beneficiary shall not be entitled to the benefits of this Agreement.

(b)       Notwithstanding anything to the contrary contained herein, any GS Purchaser may (either together or separately) (I) assign or transfer its right to purchase all or any portion of the Notes (or beneficial interests therein) allocated to such GS Purchaser pursuant to Schedule 1A, (II) assign or transfer any of its other rights or obligations under this Agreement and/or (III) assign or transfer its Notes (or beneficial interests therein) (1) to any existing GS Purchaser or (2) to any Other GS Entity, subject, in the case of clause 2, to such Person, if not already a party, becoming a party hereto, evidenced by delivering an executed counterpart hereof in substantially the form of Exhibit E, and, upon execution of such counterpart, each such Person shall be deemed to be a party hereto as a GS Purchaser entitled to the full benefit and subject to the obligations of this Agreement as if such Person were initially a GS Purchaser hereunder.

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(c)       Notwithstanding anything to the contrary contained herein, any Ares Purchaser may (either together or separately) (I) assign or transfer its right to purchase all or any portion of the Notes (or beneficial interests therein) allocated to such Ares Purchaser pursuant to Schedule 1B, (II) assign or transfer any of its other rights or obligations under this Agreement and/or (III) assign or transfer its Notes (or beneficial interests therein) (1) to any existing Ares Purchaser or (2) to any Other Ares Entity, subject, in the case of clause 2, to such Person, if not already a party, becoming a party hereto, evidenced by delivering an executed counterpart hereof in substantially the form of Exhibit E, and, upon execution of such counterpart, each such Person shall be deemed to be a party hereto as a Ares Purchaser entitled to the full benefit and subject to the obligations of this Agreement as if such Person were initially a Ares Purchaser hereunder.

(d) (I) No Purchaser shall sell, pledge, assign or otherwise transfer (other than in the form of, participations, which are subject to the provisions of Section 9.4(e) and not this Section 9.4(d)) any Notes (x) to any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or Disqualified Institution (unless otherwise agreed by the Parent Issuer in its sole discretion and, not withstanding anything herein to the contrary, without giving effect to any provision providing for deemed consent by the Parent Issuer) or (y) without the consent of the Parent Issuer (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Parent Issuer shall be required if such sale, pledge, assignment or other transfer is (A) made by a GS Purchaser pursuant to Section 9.4(b), (B) made by an Ares Purchaser pursuant to Section 9.4(c), (C) made to a Person that is (1) a Beneficial Owner of Notes or (2) an Affiliate or Approved Fund of a Beneficial Owner of Notes, in each case that is not a Disqualified Institution, (D) a pledge or assignment made to secure obligations of such Purchaser to any trustee, agent or debtholder (other than a Disqualified Institution); provided that no such pledge or assignment shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser as a party hereto or (E) after the occurrence and during the continuance of an Event of Default under Section 6.01(a) or (f) (with respect to the Parent Issuer) of the Indenture; provided, further, that if not received within 10 Business Days of acknowledged receipt of a written request by a Beneficial Owner of Notes, the consent of the Parent Issuer shall be deemed to have been given and (II) no Purchaser shall sell, pledge, assign or otherwise transfer any Notes unless the proposed purchaser, pledgee, assignee or transferee of such Notes is subject to, or agrees to be subject to or bound by, the provisions of clause (I) of this Section 9.4(d) and Section 9.4(e) or substantially similar transfer restrictions.

(e)        Any Purchaser may at any time sell participations to any Person (other than the Sponsor, any of its Affiliates (other than Debt Fund Affiliates), a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), or a Disqualified Institution) in all or a portion of such Purchaser’s rights and/or obligations under the Notes Documents and the Notes; provided that (i) such Purchaser’s obligations under this Agreement shall remain unchanged, (ii) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Issuers and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Purchaser sells such a participation shall provide that such Purchaser shall retain the sole right to enforce this Agreement and the other Notes Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Notes Documents. Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Issuers, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Notes or other obligations under the Notes Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary.

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Section 9.5       Confidentiality.

(a)       Each Purchaser agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ limited partners, lenders, investors, managed accounts, officers, directors, employees, legal counsel, independent auditors, professionals, service providers and other experts or agents (collectively, “Representatives”) who need to know such Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential and the Purchasers shall be principally liable to the extent any confidentiality restrictions set forth herein are violated by one or more of its Representatives); (b) to the extent required or requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Purchaser or its Affiliates), provided that the applicable Purchaser agrees that it will promptly notify the Parent Issuer prior to any such disclosure by such Person (other than at the request of a regulatory authority as part of a regulatory examination) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable Laws or regulations or by any subpoena or order of any court or administrative agency or in any pending legal or administrative proceeding or similar legal process, provided that the applicable Purchaser agrees that it will notify the Parent Issuer in advance of any such disclosure by such Person (except with respect to any routine audit or examination conducted by bank accountants or regulatory authority exercising routine examination or regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this Section 9.5 (or as may otherwise be reasonably acceptable to the Parent Issuer), to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, the Notes (or beneficial interests therein) or the other Notes Documents or any purchaser or potential purchaser of the Notes (or beneficial interests therein) (except, in each case, to the extent the Parent Issuer has declined to consent to such assignment); (f) with the written consent of the Parent Issuer; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.5 or other obligation of confidentiality owed to the Parent Issuer or the Sponsor or any of their respective Affiliates; (h) to any rating agency when required by it on a customary basis and after consultation with the Parent Issuer (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Note Parties and their Subsidiaries received by it from such Purchaser) or to the CUSIP Service Bureau or any similar organization; (i) in connection with the exercise of any remedies hereunder, under any other Notes Document or the enforcement of its rights hereunder or thereunder; (j) to the extent that such information is independently developed by the applicable Initial Purchaser or its Affiliates or the applicable Purchaser or its Affiliates in each case so long as not based on information obtained in a manner that would otherwise violate this Section 9.5; (k) for purposes of establishing a “due diligence” defense; or (l) to market data collectors, similar service providers to the lending industry, and service providers to the Purchasers in connection with the administration and management of the Notes; provided that, in each case, no disclosure shall be made to any Disqualified Institution. In addition, the Purchasers may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Purchasers in connection with the administration and management of the Notes and the other Notes Documents; provided that such Person is advised and agrees to be bound by the provisions of this Section 9.5. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 9.5 shall prohibit any GS Purchaser or any Ares Purchaser from disclosing any information to any lender to, or managed account or limited partner of, such GS Purchaser or such Ares Purchaser to the extent such information is subject to customary confidentiality obligations binding on such lender, managed account or limited partner pursuant to customary investment advisory, fund or loan documentation.

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For purposes of this Section, “Information” means all information received from any Note Party or any Subsidiary thereof relating to any Note Party or any Subsidiary thereof, their respective businesses and their respective Affiliates and their Affiliates’ directors, officers, employees, trustees, investments advisors or agents, other than any such information that is available to the Purchasers on a nonconfidential basis prior to disclosure by any Note Party or any Subsidiary thereof other than as a result of a breach of this Section 9.5.

(b)       Without limiting the obligations of the Issuers to provide information to the Purchasers under this Agreement and the other Notes Documents, each Purchaser understands that it may receive material non-public information relating to the Issuers and their Affiliates pursuant to this Agreement, or upon exercise of its rights hereunder (including pursuant to Section 6.1 or 7.2) and acknowledges that none of the Issuers or any other Note Party shall have any duty to disclose any information publicly or privately to any other Person in connection with any actual or proposed transfer of the Notes or any beneficial interest therein, in each case except as otherwise required under this Agreement or the other Notes Documents.

(c)       Each of the Note Parties agrees that any reference to any GS Purchaser or Ares Purchaser or any respective affiliate thereof and/or the use of any logo of, or information relating to, any GS Purchaser or Ares Purchaser (or any respective affiliate thereof) made in connection with the transactions contemplated hereby are subject to the prior written approval of such GS Purchaser or Ares Purchaser, as applicable, which approval shall not be unreasonably withheld.

Section 9.6       Counterparts; Electronic Execution of Assignments and Certain Other Documents.

This Agreement and each other Notes Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile, .pdf or other electronic means of an executed counterpart of a signature page to this Agreement and each other Notes Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Notes Document. The Purchasers may also require that any such documents and signatures delivered by facsimile, .pdf or other electronic means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile, .pdf or other electronic means.

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The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Purchasers, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Purchasers are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Purchasers pursuant to procedures approved by them.

Section 9.7       Reproduction. This Agreement, the Notes Documents and all documents relating hereto and thereto, including: (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers on the Closing Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. Each party hereto agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 9.7 shall not prohibit any party hereto or any holder of the Notes from contesting any such reproduction to the same extent that it could contest the original or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 9.8       Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.9       Integration. This Agreement, together with the other Notes Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Notes Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Purchasers in any other Notes Document shall not be deemed a conflict with this Agreement. Each Notes Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

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Section 9.10     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Notes Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Purchasers, regardless of any investigation made by the Purchasers or on their behalf and notwithstanding that the Purchasers may have had notice or knowledge of any Default at the time of any issuance, sale and purchase of Notes, and shall continue in full force and effect as long as any Note or any other Secured Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations as to which no claim has been asserted).

Section 9.11     Survival of Covenants and Indemnities. All covenants and indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Notes Documents, the issuance of the Initial Notes and any other Notes and the enforcement, amendment and/or waiver of any provision of any Notes Document and, except as otherwise expressly provided herein with respect to certain covenants, the payment, repayment and/or transfer of any Note or obligation relating thereto and the discharge, defeasance and/or termination of the Notes and/or any other Notes Document.

Section 9.12     Severability. If any provision of this Agreement or the other Notes Documents is held to be illegal, invalid or unenforceable (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Notes Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Purchasers shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.13     Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

Section 9.14     Incorporation. All Schedules and Exhibits attached hereto are incorporated as part of this Agreement as if fully set forth herein.

Section 9.15     GOVERNING LAW.

(a)       THIS AGREEMENT AND EACH OTHER NOTES DOCUMENT AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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(b)       ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY NOTES DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY NOTES DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) (OR ANY APPELLATE COURT THEREOF) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (OR ANY APPELLATE COURT THEREOF), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH NOTE PARTY AND EACH PURCHASER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH NOTE PARTY AND EACH PURCHASER IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY NOTES DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE OR ELECTRONIC MAIL) IN SECTION 9.2. NOTHING IN THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. FURTHERMORE, NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT, NOTHING IN THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT OR OTHERWISE SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY NOTE PARTY IN THE COURTS OF OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED.

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Section 9.16     WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTES DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.17    No Personal Obligations. Notwithstanding anything to the contrary contained herein or in any Notes Document, it is expressly understood and the Purchasers expressly agree that nothing contained herein or in any other Notes Document or in any other document contemplated hereby or thereby (whether from a covenant, representation, warranty or other provision herein or therein) shall create, or be construed as creating, any personal liability of any stockholder, director, officer or employee of the Issuers and their Subsidiaries in such Person’s capacity as such, with respect to (a) any payment obligation of the Issuers or any of their Subsidiaries, (b) any obligation of the Issuers or any of their Subsidiaries to perform any covenant, undertaking, indemnification or agreement, either express or implied, contained herein or in any other Notes Document, (c) any representation or warranty contained herein or any other Notes Document, (d) any other claim or liability to the Purchasers under or arising under this Agreement or any other Notes Document or in any other document contemplated hereby or thereby, or (e) any credit extended or loan made; provided that nothing herein shall be deemed to be a waiver of claims arising from fraud.

Section 9.18     Currency. Unless otherwise specified, all dollar amounts referred to in this Agreement are in Dollars.

Section 9.19     Qualified Intermediary. The Purchasers shall take all actions necessary to cause all payments of principal and interest made to the Purchasers to be made on their behalf to either (a) a financial institution described in Treasury Regulation section 1.1441-1(b)(2)(ii) or (b) a “qualified intermediary” (as defined in Treasury Regulation section 1.1441-1(e)(5)(ii)) that satisfies the requirements of Treasury Regulation section 1.1441-1(e)(5) (the Person described in clause (a) or (b) of this Section 9.19, the “Purchaser Agent”). The Purchasers shall, or shall cause the Purchaser Agent, to satisfy any withholding obligations pursuant to chapter 3 of the Code in respect of payments of, on or with respect to the Notes owned by the Purchasers. Failure of the Purchasers to comply with this Section 9.19 shall not be a defense to any of the Issuer’s obligations under the Indenture or this Agreement, but shall entitle the Parent Issuer or its agent to withhold any amounts required by the Code from payments on the Notes, unless the Parent Issuer or its agent is satisfied in its sole discretion that no such withholding is required.

Section 9.20     Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by the Note Parties and each other party hereto and thereafter shall be binding upon and inure to the benefit of the Note Parties and each Purchaser and their respective successors and assigns, in each case in accordance with Section 9.4 (if applicable) and except that no Note Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchasers.

32

Section 9.21     USA Patriot Act. Each Purchaser that is subject to the USA Patriot Act hereby notifies the Parent Issuer that pursuant to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Note Party, which information includes the name, address and tax identification number of such Note Party and other information regarding such Note Party that will allow such Purchaser to identify such Note Party in accordance with the USA Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the USA Patriot Act and the Beneficial Ownership Regulation and is effective as to the Purchasers. Each Note Party shall, promptly following a request by the Purchaser, provide all documentation and other information that any Purchaser reasonably requests which is required in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

Section 9.22     Further Assurances. Each of the parties hereto shall, upon reasonable request of any other party hereto, do, make and execute all such documents, act, matters and things as may be reasonably required in order to give effect to the transactions contemplated hereby.

Section 9.23     Logo Use. The Parent Issuer grants each GS Purchaser and each Ares Purchaser permission to use Parent Issuer’s and its Subsidiaries’ names and logos in such GS Purchaser’s and such Ares Purchaser’s or their respective Affiliates’ marketing materials, provided that any such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage Parent Issuer or any of its subsidiaries or the reputation or goodwill of any of them.

Section 9.24     No Fiduciary Duties. Each of the Note Parties acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction among the Note Parties, on the one hand, and the Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as principal and not the agent or fiduciary of any of the Note Parties, (iii) no fiduciary, advisory or agency relationship between the Note Parties and the Purchasers is intended to be or has been created in respect of any of the transactions contemplated hereby, irrespective of whether any of the Purchasers has advised or is advising the Note Parties on other matters and (iv) each of the Note Parties has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Note Parties agrees that it will not claim that any Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Note Party, in connection with the Transactions or the process leading thereto.

[Signature Pages Follow]

33

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

HC GROUP HOLDINGS II, LLC, as the Issuer (until the consummation of the Debt Assumption)

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: President, Chief Financial Officer and Treasurer

BIOSCRIP, INC., as the Issuer (upon the consummation of the Debt Assumption)

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Chief Financial Officer

[Signature Page to Opal Note Purchase Agreement]

APPLIED HEALTH CARE, LLC,
BIOSCRIP INFUSION MANAGEMENT, LLC,
BIOSCRIP INFUSION SERVICES, INC.,
BIOSCRIP INFUSION SERVICES, LLC,
BIOSCRIP MEDICAL SUPPLY SERVICES, LLC,
BIOSCRIP NURSING SERVICES, LLC,
BIOSCRIP PBM SERVICES, LLC,
BIOSCRIP PHARMACY (NY), INC.,
BIOSCRIP PHARMACY SERVICES, INC.,
BIOSCRIP PHARMACY, INC.,
BRADHURST SPECIALTY PHARMACY, INC.,
CHRONIMED, LLC,
CHS HOLDINGS, INC.,
CRITICAL HOME CARE SOLUTIONS, INC.,
DEACONESS ENTERPRISES, LLC,
DEACONESS HOMECARE, LLC,
EAST GOSHEN PHARMACY, INC.,
HOMECHOICE PARTNERS, INC.,
INFUSAL PARTNERS,
INFUCENTERS, LLC,
INFUSCIENCE HHA, LLC,
INFUSCIENCE, INC.,
INFUSCIENCE SOUTH CAROLINA, LLC,
INFUSCIENCE SUB, INC.,
INFUSION PARTNERS OF BRUNSWICK, LLC,
INFUSION PARTNERS OF MELBOURNE, LLC,
INFUSION PARTNERS, LLC,
INFUSION SOLUTIONS, INC.,
INFUSION THERAPY SPECIALISTS, INC.,
KNOXVILLE HOME THERAPIES, LLC,
NATIONAL HEALTH INFUSION, INC.,
NATURAL LIVING, INC.,
NEW ENGLAND HOME THERAPIES, INC.,
NUTRI USA, INC.,
OPTION HEALTH, LTD.,
PROFESSIONAL HOME CARE SERVICES, INC.,
PHCS ACQUISITION CO., INC.,
REGIONAL AMBULATORY DIAGNOSTICS, INC.,
SCOTT-WILSON, INC.,
SPECIALTY PHARMA, INC.,
WILCOX MEDICAL, INC.,
as Guarantors

By:	/s/ Stephen M. Deitsch
Name: Stephen M. Deitsch
Title: Senior Vice President, Chief Financial Officer and Treasurer

[Opal - Signature Page to Note Purchase Agreement]

CHI HOLDING CORP.,
CLINICAL HOLDINGS, INC.,
CLINICAL SPECIALTIES, INC.,
CLINICAL SPECIALTIES NETWORK SERVICES OF ILLINOIS, INC.,
CRESCENT HEALTHCARE, INC.,
CRESCENT THERAFUSION, INC.,
CRITICAL CARE SYSTEM OF NEW YORK, INC.,
CRITICAL CARE SYSTEMS, INC.,
CSI MANAGED CARE, INC.,
CSI MEDICAL BILLING SERVICES, INC.,
CSI NETWORK SERVICES OF KENTUCKY, INC.,
CSI NETWORK SERVICES OF INDIANA, INC.,
CSI NETWORK SERVICES OF MICHIGAN, INC.,
HC GROUP HOLDINGS III, INC.,
HEALTHY CONNECTIONS HOMECARE SERVICES, INC.,
HOME I.V. SPECIALISTS, INC.,
MEDNOW INFUSION, LLC,
OPTION CARE ENTERPRISES, INC.,
OPTION CARE ENTERPRISES, INC.,
OPTION CARE HOME CARE, INC.,
OPTION CARE HOME HEALTH L.L.C.,
OPTION CARE INFUSION SERVICES, INC.,
OPTION CARE OF NEW YORK, INC.,
OPTION CARE, INC.,
OPTIONET, INC.,
OPTION HOME HEALTH, INC.,
RIVER CITY PHARMACY, INC.,
SPRINGVILLE PHARMACY INFUSION THERAPY, INC.,
TRINITY HOME CARE, L.L.C.,
UNIVERSITY OPTION CARE, L.L.C.,
as Guarantors

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: President, Chief Financial Officer and Treasurer

[ Opal - Signature Page to Note Purchase Agreement]

OPTION CARE INFUSION SUITES, LLC,
as Guarantors

By:	/s/ John Rademacher
Name: John Rademacher
Title: President

[ Opal - Signature Page to Note Purchase Agreement]

GS MEZZANINE PARTNERS VII, L.P.
By: GS Mezzanine Partners VII GP, L.L.C., its General Partner

By:	/s/ Kirsten Anthony
Name: Kirsten Anthony
Title: Managing Director

GS MEZZANINE PARTNERS VII OFFSHORE, L.P.
By: GS Mezzanine Partners VII GP, L.L.C., its General Partner

By:	/s/ Kirsten Anthony
Name: Kirsten Anthony
Title: Managing Director

GS MEZZANINE PARTNERS VII OFFSHORE TREATY, L.P.
By: Goldman Sachs & Co. LLC, Collateral Servicer and Duly Authorized Agent

By:	/s/ Kirsten Anthony
Name: Kirsten Anthony
Title: Managing Director

BROAD STREET DANISH CREDIT PARTNERS, L.P.
By: Goldman Sachs & Co. LLC, Duly Authorized

By:	/s/ Kirsten Anthony
Name: Kirsten Anthony
Title: Managing Director

BROAD STREET CREDIT HOLDINGS LLC

By:	/s/ Kirsten Anthony
Name: Kirsten Anthony
Title: Vice President

[Opal – Signature Page to Note Purchase Agreement]

ARES CENTRE STREET PARTNERSHIP, L.P.

By:	Ares Centre Street GP, Inc., as general partner

By:	/s/ MARK AFFOLTER
Name: MARK AFFOLTER
Title: AUTHORIZED SIGNATORY

ARES PRIVATE CREDIT SOLUTIONS, L.P.

By:	Ares Capital Management LLC, its investment manager

By:	/s/ MARK AFFOLTER
Name: MARK AFFOLTER
Title: AUTHORIZED SIGNATORY

ARES PRIVATE CREDIT SOLUTIONS (CAYMAN), LTD.

By:	Ares Capital management LLC, its investment manager

By:	/s/ MARK AFFOLTER
Name: MARK AFFOLTER
Title: AUTHORIZED SIGNATORY

APES CREDIT INVESTMENT PARTNERSHIP I (V), L.P.

By:	Ares CIP (V) Management LLC, its investment manager

By:	/s/ MARK AFFOLTER
Name: MARK AFFOLTER
Title: AUTHORIZED SIGNATORY

ARES ND CREDIT STRATEGIES FUND LLC

By:	Ares Capital Management LLC, its account manager

By:	/s/ MARK AFFOLTER
Name: MARK AFFOLTER
Title: AUTHORIZED SIGNATORY

[Opal – Signature Page to Note Purchase Agreement]

ARES CREDIT STRATEGIES INSURANCE
DEDICATED FUND SERIES INTERESTS OF SALI
MULTI-SERIES FUND, L.P.

By:	Ares Management LLC, its investment subadvisor

By:	Ares Capital Management LLC, as subadvisor

By:	/s/ MARK AFFOLTER
Name: MARK AFFOLTER
Title: AUTHORIZED SIGNATORY

ARES DIRECT FINANCE I LP

By:	Ares Capital Management LLC, its investment manager

By:	/s/ MARK AFFOLTER
Name: MARK AFFOLTFR
Title: AUTHORIZED SIGNATORY

ASSFIV AIV B HOLDINGS II, L.P.

By:	ASSF IV AIV B Holdings GP LLC, its general partner
By:	ASSF IV AIV B, L.P., its managing member
By:	ASSF Management IV, L.P., its general partner
By:	ASSF Management FV GP LLC, its general partner

By:	/s/ Scott Graves
Name: Scott Graves
Title: Authorized Signatory

ASOF HOLDINGS II, L.P.

By:	ASOF Management, L.P., its general partner

By:	ASOF Management GP LLC, its general partner

By:	/s/ Scott Graves
Name: Scott Graves
Title: Authorized Signatory

[Opal – Signature Page to Note Purchase Agreement]

Exhibit A

FORM OF INDENTURE

[To be provided]

Exhibit A-1

Exhibit B

[FORM OF] SOLVENCY CERTIFICATE

August 6, 2019

This Solvency Certificate is being executed and delivered pursuant to Section 3.1(a)(vii) of that certain Note Purchase Agreement, dated as of the date hereof, by and among HC Group Holdings II, LLC (formerly known as Beta Sub, LLC), a Delaware limited liability company (“Merger Sub 2” through the consummation of the Merger, and immediately after the consummation of the Merger and the effectiveness of the Note Purchase Agreement (as defined below) until the consummation of the Debt Assumption, the “Initial Issuer”), BioScrip, Inc., a Delaware corporation (the “Company” and, upon the consummation of the Debt Assumption, the “Parent Issuer”), the other Issuers party thereto from time to time, the Guarantors party thereto from time to time, each of the GS Purchasers party thereto and each of the Ares Purchasers party thereto (the “Note Purchase Agreement”); the terms defined therein being used herein as therein defined or in the indenture, dated as of the date hereof, among the Initial Issuer, Parent Issuer, the Subsidiary Issuers and Guarantors party thereto from time to time and Ankura Trust Company, LLC, as trustee and as collateral agent (the “Indenture”).

I, Michael Shapiro, the chief financial officer of the Parent Issuer, solely in such capacity and not in an individual capacity, hereby certify that I am the chief financial officer of the Parent Issuer and that I am generally familiar with the business and assets of the Parent Issuer and its Subsidiaries (taken as a whole), I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of the Parent Issuer pursuant to the Note Purchase Agreement.

I further certify, solely in my capacity as chief financial officer of the Parent Issuer, and not in my individual capacity, as of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection therewith, that on the date hereof (a) the sum of the debt (including contingent liabilities) of the Parent Issuer and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Parent Issuer and its Subsidiaries, taken as a whole; (b) the capital of the Parent Issuer and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Parent Issuer and its Subsidiaries, taken as a whole, contemplated as of the date hereof; and (c) the Parent Issuer and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as chief financial officer of the Parent Issuer, on behalf of the Parent Issuer, and not individually, as of the date first stated above.

BIOSCRIP, INC.

By:

Name: Michael Shapiro
Title: Chief Financial Officer

[Signature Page to Solvency Certificate]

Exhibit B-1

Exhibit C

FORM OF COUNTERPART FOR ADDITIONAL GUARANTORS

[_____], 20[___]

Reference is made to the Note Purchase Agreement, dated as of August 6, 2019 (the “Note Purchase Agreement”), by and among HC Group Holdings II, LLC (formerly known as Beta Sub, LLC), a Delaware limited liability company (“Merger Sub 2” through the consummation of the Merger, and immediately after the consummation of the Merger and the effectiveness of this Agreement until the consummation of the Debt Assumption, the “Initial Issuer”), BioScrip, Inc., a Delaware corporation (the “Company” and, upon the consummation of the Debt Assumption, the “Parent Issuer”), the Additional Issuers and Guarantors party thereto from time to time, each of the GS Purchasers party thereto, and each of the Ares Purchasers party thereto. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Note Purchase Agreement.

Pursuant to Section 7.3 of the Note Purchase Agreement, the undersigned hereby joins and becomes party to the Note Purchase Agreement as a Guarantor and shall be entitled to the full benefit and be subject to the obligations of the Note Purchase Agreement as a Guarantor thereunder as though the undersigned were initially party thereto as a Guarantor.

IN WITNESS WHEREOF, the undersigned has caused this counterpart to be duly executed and delivered as of the date first above written.

[_________]

By:
Name:
Title:

Exhibit C-1

Exhibit D

FORM OF COUNTERPART FOR ADDITIONAL ISSUERS

[_____], 20[___]

Reference is made to the Note Purchase Agreement, dated as of August 6, 2019 (the “Note Purchase Agreement”), by and among HC Group Holdings II, LLC (formerly known as Beta Sub, LLC), a Delaware limited liability company (“Merger Sub 2” through the consummation of the Merger, and immediately after the consummation of the Merger and the effectiveness of this Agreement until the consummation of the Debt Assumption, the “Initial Issuer”), BioScrip, Inc., a Delaware corporation (the “Company” and, upon the consummation of the Debt Assumption, the “Parent Issuer”), the Additional Issuers and Guarantors party thereto from time to time, each of the GS Purchasers party thereto, and each of the Ares Purchasers party thereto. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Note Purchase Agreement.

Pursuant to Section 7.4 of the Note Purchase Agreement, the undersigned hereby joins and becomes party to the Note Purchase Agreement as an Additional Issuer and shall be entitled to the full benefit and be subject to the obligations of the Note Purchase Agreement as an Additional Issuer thereunder as though the undersigned were initially party thereto as Additional Issuer.

IN WITNESS WHEREOF, the undersigned has caused this counterpart to be duly executed and delivered as of the date first above written.

[_________]

By:
Name:
Title:

Exhibit D-1

Exhibit E

FORM OF COUNTERPART FOR OTHER [GS][ARES] PURCHASERS

[_____], 20[___]

Reference is made to the Note Purchase Agreement, dated as of August 6, 2019 (the “Note Purchase Agreement”), by and among HC Group Holdings II, LLC (formerly known as Beta Sub, LLC), a Delaware limited liability company (“Merger Sub 2” through the consummation of the Merger, and immediately after the consummation of the Merger and the effectiveness of this Agreement until the consummation of the Debt Assumption, the “Initial Issuer”), BioScrip, Inc., a Delaware corporation (the “Company” and, upon the consummation of the Debt Assumption, the “Parent Issuer”), the Additional Issuers and Guarantors party thereto from time to time, each of the GS Purchasers party thereto, and each of the Ares Purchasers party thereto, relating to the offer and sale by the Issuer of $400,000,000 in aggregate principal amount of its Senior Secured Second Lien PIK Toggle Floating Rate Notes due 2027. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Note Purchase Agreement.

Pursuant to [Section 9.4(b)][Section 9.4(c)] of the Note Purchase Agreement, the undersigned hereby joins and becomes party to the Note Purchase Agreement as [a GS][an Ares] Purchaser and shall be entitled to the full benefit and be subject to the obligations of the Note Purchase Agreement as if the undersigned were initially [a GS][an Ares] Purchaser thereunder.

IN WITNESS WHEREOF, the undersigned has caused this counterpart to be duly executed and delivered as of the date first above written.

[_________]

By:
Name:
Title:

Exhibit E-1